Aronson & Company
www.aronsoncompany.com

700 King Farm Boulevard, Suite 300
Rockville, Maryland 20850
Phone 301.231.6200
Fax 301.231.7630

July 28, 2005

Securities and Exchange Commission
Mail Stop 11-3
100 F Street, N.E.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read Item 4.01 of Guardian Technology International, Inc.'s Form 8-K dated July 28, 2005, and we agree with the statements made therein.

Very truly yours,

Aronson & Company

Aronson & Company